UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See discussion in Item 2.01

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 15, 2005, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 332-room Tucancun Resort and Villas, located in Cancun, Mexico, from an unaffiliated private seller for approximately $31 million, plus transaction costs. For Mexican property law purposes, legal title to the hotel is held by J.P. Morgan S.A., in trust for the Company, as the sole beneficiary. As the sole beneficiary, the Company can lease the hotel or cause J.P. Morgan S.A. to transfer the hotel title. The Company entered into a long-term management agreement with Grubarges Gestión Hotelera Mexicana SA de CV (“Grubarges Gestión Hotelera Mexicana”), which is a subsidiary of Barceló Corporación Empresarial, S.A. Barceló Corporación Empresarial, S.A. is the parent company of Barceló Crestline Corporation, which sponsored the Company’s formation and IPO.

The initial term of the management agreement is five years and will be automatically extended for four successive five-year terms, unless terminated pursuant to the provisions of the agreement. Grubarges Gestión Hotelera Mexicana receives a base management fee, and if the hotel meets and exceeds a certain threshold, an incentive management fee. The base management fee is 3% of total gross revenues from the hotel. The incentive management fee, if any, will be equal to 15% of the amount by which operating income for the fiscal year exceeds 12% of the Company’s capitalized investment in the hotel. Grubarges Gestión Hotelera Mexicana will not be entitled to receive any incentive fee in any fiscal year in which the operating income of the hotel has not equaled at least 12% of the Company’s investment in the hotel. The management agreement places a cap on the total amount of combined base and incentive management fees paid to Grubarges Gestión Hotelera Mexicana at 7.5% of gross revenues for each fiscal year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) financial statements of businesses acquired and pro forma financial information

The financial statements and pro forma financial information required by Item 9.01 (a) and 9.01 (b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than June 29, 2005.

c) The following exhibit is included with this report:

Exhibit 99.1	Press release dated April 18, 2005 announcing the acquisition of the Tucancun Beach Resort and Villas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: April 21, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 18, 2005 announcing the acquisition of the Tucancun Beach Resort and Villas.